Exhibit 10.55

SHORT TERM LOAN AGREEMENT

Borrower: Kiwa Bio-Tech Products (Shandong) Co. Ltd.
Lender: China Star Investment Management Co. Ltd.

Pursuant to the laws and regulations of the People's Republic of China, Borrower and Lender enter into and consent to be bound by this Short Term Loan Agreement (the “Loan Agreement”) as of October 23, 2006.

ARTICLE 1 The Loan.
Lender agrees to provide the following loan to borrower (the "Loan"):
(1)	Loan Amount: RMB4,000,000 (RMB four million).
(2)	Loan Period: three months since the date of draw down.

ARTICLE 2 Interest rate and payment.
(1)	This Loan shall bear interest at a rate of 5% per annum (the "Loan Interest Rate").
(2)	Interest on the Loan Amount for the entire loan period shall be accrued and paid in full as of the date of draw down.

ARTICLE 3 Loan Extension.
Borrower shall repay the Principal according to schedule. If, as a result of certain special circumstances, Borrower cannot repay the Principal on the due date and is in need of an extension, then Borrower must submit a written application to Lender fifteen days prior to the due date for extension thereof. Upon Lender's consent, Lender and Borrower shall enter an extension agreement.

ARTICLE 4 Events of Default.
Lender shall have the right to charge interest on any overdue repayment at the rate of 0.03% per day times the number of overdue days when Borrower does not repay the principal of the funds borrowed according to the specified schedule in this Loan Agreement.

ARTICLE 5 Execution.
(1)	This Loan Agreement shall become effective upon its execution by the parties hereto or upon each party fixing its seal onto this Loan Agreement.
(2)	There are two copies of this Loan Agreement, one copy for each of the two parties to the contract. All copies shall be of the same force and effect.

Borrower:	Kiwa Bio-Tech Products (Shandong) Co. Ltd.

Signature:	/s/ Lianjun Luo
Chief Financial Officer
Date:	October 23, 2006

Lender:	China Star Investment Management Co. Ltd.

Signature:	/s/ Wei Li
Chairman of Board